                                                                                                                                            EXHIBIT 10.2

CATERPILLAR INC.
1987 STOCK OPTION PLAN
(Amended and Restated as of 12/31/2000)

1. Establishment of Plan

Caterpillar Inc. (hereafter referred to as the "Company") proposes to grant to selected key employees of the Company and its subsidiaries restricted stock awards, options to purchase common stock of the Company and stock appreciation rights in conjunction therewith for the purposes of (i) furnishing to such employees maximum incentive through ownership of Company shares to improve operations and increase profits and (ii) encouraging such persons to accept or continue employment with the Company and its subsidiaries. Such restricted stock awards, options and stock appreciation rights will be granted pursuant to the plan herein set forth, which shall be known as the Caterpillar Inc. 1987 Stock Option Plan (hereafter referred to as the "Plan").

The Company also proposes to grant to the members of the Company's Board of Directors who are not officers or employees of the Company at the time of a grant (hereinafter referred to as "Outside Directors") options to purchase common stock of the Company pursuant to the Plan. The Company also proposes to grant to Outside Directors restricted shares of Company common stock pursuant to the Plan. The purpose of such grants is to provide incentives for highly qualified individuals to stand for election to the Board and to continue service on the Board and to encourage increased stock ownership by Outside Directors in order to promote long-term stockholder value. Stock appreciation rights, and incentive stock options, as defined in Section 422A of the Internal Revenue Code, will not be granted to Outside Directors under the Plan.

2. Stock Reserved for Options and Restricted Stock Awards

Subject to adjustment as provided in Section 3, the maximum number of shares of the Company that may be issued upon the granting of restricted stock awards, performance awards or the exercise of options and Stock Appreciation Rights under the Plan or any Supplement hereto shall not exceed 7,500,000. The shares so issued may be authorized but unissued shares, Treasury shares, or previously issued shares purchased for purposes of the Plan. Any shares subject to options or awards may thereafter be subject to new stock options or awards under the Plan if there is a forfeiture of any such awards or lapse, expiration or termination of any such option but not if there is a surrender of an option or portion thereof pursuant to a stock appreciation right as provided hereafter in Section 7.

3. Adjustment Provisions

If there is any change in the outstanding shares of common stock without any consideration to the Company by stock dividend, stock split-up, change in par or no par value, or other similar event, the number and kind of shares then remaining available for issue under the Plan shall be correspondingly changed, and a similar adjustment shall be made in the unexercised portion of all options then outstanding without change in the aggregate purchase price to be paid.

Options and stock appreciation rights may also contain provisions for the continuation thereof, and for other equitable adjustments, after other changes in the Company's shares, including changes resulting from recapitalization, reorganization, sale, merger, consolidation, or other similar occurrence.

4. Administration of the Plan

The authority to grant restricted stock awards, options and stock appreciation rights to officers and employees under the Plan shall be vested in the Stock Option and Officers' Compensation Committee (hereafter referred to as the "Committee") consisting of not less than three members of the Board of Directors appointed from time to time by the Board. No member of the Board shall serve on the Committee at a time when such member is, or within one year prior thereto has been, eligible to receive restricted stock awards, options, or stock appreciation rights under the Plan, or restricted stock awards, options, or stock appreciation rights under any other stock option or stock bonus plan of the Company; provided, however, that Outside Directors who receive options and restricted stock under this Plan may serve on the Committee. The Committee shall have no authority regarding the granting of options and restricted stock to Outside Directors.

Subject to the provisions of the Plan, the Committee from time to time shall determine (except as to options and restricted stock granted to Outside Directors) the individuals to whom, and the time or times at which, restricted stock awards, options, or stock appreciation rights shall be granted; the number of shares to be subject to each restricted stock award, each option, and each stock appreciation right; the option price per share; the extent to which stock appreciation rights are exercisable for cash, or stock, or a combination of cash and stock; whether restricted shares [shares of common stock issued under restrictions which subject them to a "substantial risk of forfeiture" (as defined in Section 83 of the Internal Revenue Code of 1986, as amended) until the restrictions lapse] should be issued on the exercise of an option or stock appreciation right and, if so, the nature of the restrictions; the duration of each option; the specific restrictions applicable to restricted stock awards and the other terms and provisions of each restricted stock award, option, and stock appreciation right. In the case of officers to whom restricted stock awards, options, or stock appreciation rights may be granted, the selection of such officers and all of the foregoing determinations shall be made directly by the Committee in its sole discretion. In the case of key employees other than officers, the selection of such employees and all of the foregoing determinations may be delegated by the Committee to an administrative group of officers chosen by the Committee. Neither restricted stock awards, options, nor stock appreciation rights granted to one employee need be identical to those granted other employees.

Subject to share ownership requirements, commencing with the 1988 annual meeting of stockholders, options with a term of ten years and one day shall be granted to each Outside Director for 1,000 shares of the Company's common stock effective as of the close of each annual meeting of the stockholders (i) at which such individual is elected a director or (ii) following which such individual will continue to serve as a director as a member of a continuing class of directors. Any option so granted shall be a nonqualified stock option. In the event any change in the outstanding shares of the Company's common stock occurs and an adjustment is made in the unexercised portion of options outstanding, as provided in Section 3 above, a similar adjustment shall be made in the number of shares to be granted to Outside Directors thereafter under this paragraph.

On April 14, 1995, and each January 1 thereafter, 200 shares of restricted stock shall be granted to each Outside Director. The stock will be held in escrow for a period of three years from the award date. Stock issued as restricted stock shall be forfeited if the director ceases to serve as a director of the Company for any reason other than death, disability, or retirement under the Directors' Retirement Plan. In the event any change in the outstanding shares of the Company's common stock occurs as provided in Section 3 above, a similar adjustment shall be made in the number of restricted shares to be granted to Outside Directors thereafter under this paragraph.

Subject to the provisions of the Plan specifically governing options and restricted stock granted or to be granted to Outside Directors, the Committee may also interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee's determinations shall in all cases be conclusive.

A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee may be made, without notice or meeting, by the written consent of a majority of the Committee members.

5. Eligibility

Restricted stock awards, options, and stock appreciation rights may be granted to officers and other key employees of the Company or of its present or future subsidiaries. Options and restricted stock will be granted to Outside Directors as provided in Sections 4 and 14 hereof.

A director of the Company or a subsidiary who is not also an employee of the Company or a subsidiary shall not be eligible to receive a stock appreciation right or an alternative stock option. An employee or officer who has been granted a restricted stock award, option, or stock appreciation right under this or any other stock option plan may or may not be granted additional restricted stock awards, options, and stock appreciation rights at the direction of the Committee.

Options and Stock Appreciation Rights

6. Option Price

The per share option price shall not be less than 100% of the fair market value of the common stock at the time the option is granted. The per share option price of options granted to Outside Directors shall be 100% of the market value of the common stock at the time an option is granted.

7. Stock Appreciation Rights

Stock appreciation rights will permit the holder to elect to surrender any option or any portion thereof which is then exercisable and receive in exchange therefor shares of common stock, cash, or a combination thereof. Such stock, cash, or combination shall have an aggregate value equal to the excess of the fair market value of one share of common stock over the purchase price specified in such option multiplied by the number of shares of common stock covered by such option or portion thereof which is so surrendered. The fair market value of one share of common stock shall equal (a) in the case of such a holder who is not a Company officer, the mean of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange on the date of surrender and (b) in the case of such a holder who is a Company officer, but subject to the provisions of the succeeding sentence, the highest of the means of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange determined for each day occurring during the window period during which such election to surrender the option or portion thereof is made; and the window period is the applicable period for making such an election (currently ten business days) prescribed from time to time pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In the case of such a holder who is a Company officer, the fair market value of one share of common stock with respect to the surrender of an incentive stock option granted, shall equal the mean of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange on the date of surrender unless it is specifically provided in the option form, or any amendment thereto, that the valuation described in item (b) above shall apply. In the case of any option holder who at the time of an election is an officer of the Company, each election to receive cash alone or in combination with stock shall be subject to the approval of the Committee in its sole discretion.

Stock appreciation rights may be granted as part of a stock option or as a separate right to any holder of any option theretofore or then being granted under this Plan. A stock appreciation right shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of restricted shares and the imposition of restrictions upon the timing of exercise) which may be determined as provided in Section 4 of the Plan.

In the event of the exercise of a stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares of common stock covered by such option or portion thereof which is surrendered in connection with such exercise. No fractional shares shall be issued on the exercise of a stock appreciation right.

8. Exercise of Options and Stock Appreciation Rights

Options shall be exercisable in such installments and during such periods as may be fixed by the Committee at the time of grant. Options that are not incentive stock options as defined in Section 4 of the Plan shall not be exercisable after the expiration of ten years from the date of grant. Options granted to Outside Directors shall become exercisable as follows: one-third at the end of each of the three successive one-year periods commencing on the date of each option grant. Notwithstanding any other provision hereof, no option and no stock appreciation right shall be exercisable after the expiration of ten years and one day from the date such option or stock appreciation right is granted, provided that no incentive stock option (or related stock appreciation right) shall be exercisable after the expiration of ten years from the date such option is granted.

Payment of the purchase price shall be made upon exercise of all or a portion of any option. Such payment shall be made pursuant to rules adopted by the Committee and the Company in cash or by the tendering (through one transaction or in a series of consecutive transactions) of shares of common stock of the Company having a fair market value equal to 100% of such purchase price or by any combination thereof. The fair market value of a share of common stock so tendered shall be the mean of the highest and lowest quoted selling price of shares of the Company's common stock on the New York Stock Exchange on date of exercise. In addition, on the exercise of an option, surrender of a stock appreciation right, or upon the granting of any restricted stock award or performance award, any applicable taxes which the Company is required to withhold shall be paid to the Company and any information which the Company deems necessary shall be provided to the Company. In fulfilling its withholding obligation, the Company may withhold a portion of any shares to be issued to satisfy such withholding obligation in accordance with rules promulgated by the Committee, in its sole discretion.

9. Termination of Employment

Each option granted to an officer or employee shall, and each stock appreciation right granted to an officer or employee may, in the Committee's sole discretion require a period or periods of continued employment with the Company and/or its subsidiaries before it may be exercised in whole or in part. No such period shall be less than one year except that the Committee may permit a shorter period in the event of termination of employment by reason of retirement or death.

Termination of the employment with the Company and its subsidiaries of an officer or employee who holds an option shall terminate any remaining rights under options and stock appreciation rights then held by such holder except as hereinafter provided.

Each option and stock appreciation right granted to an officer or employee may provide that if employment of the holder with the Company and its subsidiaries terminates after completion of a period of employment so specified, the option or stock appreciation right may be exercised (to the extent then exercisable) by the holder (or, in the event of the holder's death, by whoever shall have received the holder's rights under the option or stock appreciation right) during a specified period of time after such termination of employment. Such a specified period of time may not exceed sixty months where termination of employment is caused by retirement or death and sixty days where it results from any other cause; provided that if death occurs after termination of employment but during the period of time so specified, such period may be extended to not more than sixty-six months after retirement, or thirty-eight months after termination of employment for any other cause. In the event that any such option or stock appreciation right granted under the Plan has a specified period for exercise after retirement or death which is less than the maximum period permitted under this section, the Committee may modify such option or right to extend such specified period up to such maximum period.

Such options and stock appreciation rights shall not be affected by authorized leaves of absence or by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary.

Nothing in the Plan or in any such option or stock appreciation right shall interfere with or limit in any way the right of the Company or of any of its subsidiaries to terminate any employee's employment at any time, nor confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Committee may change the post-termination period of exercisability of an option or stock appreciation right provided that no such change shall extend the original maximum term of the option or stock appreciation right.

9A. Termination of Outside Directorship

No period of continued service as an Outside Director following the grant of an option shall be required to render exercisable an option granted to an Outside Director in the event an Outside Director holding an option which has not become exercisable or has not been fully exercised shall cease to be an Outside Director. In such event any such option may be exercised at any time within sixty months of the date such Director ceased to be a Director. In the event an Outside Director shall die holding an option which has not become exercisable or has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may exercise such option at any time within sixty months of the date of such death provided that if death occurs after the date an Outside Director ceases to be a Director, such option shall be exercisable within sixty-six months of such date. In no event, however, shall an option which has expired by its terms be exercisable.

 10. Incentive Stock Options

Notwithstanding anything contained herein to the contrary, there may be granted under the Plan, other than to Outside Directors, incentive stock options as defined in Section 422A of the Internal Revenue Code as it may be amended from time to time. The Committee from time to time shall determine whether any incentive stock options shall be granted. It shall also determine in its full discretion the individuals to whom, and the time or times at which, any such grants shall be made. Incentive stock options shall not by their terms be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the holder during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an option which cannot be exercised as an incentive stock option because of such limitation may be converted by the Committee to an option other than an incentive stock option. The Board of Directors of the Company may amend the Plan from time to time as may be necessary (1) to comply with Section 422A of the Internal Revenue Code, or other sections of the Code or other applicable laws or regulations, and (2) to permit any options granted as, or converted to, incentive stock options to have all of the features provided for incentive stock options in the applicable laws and regulations.

11A. Transferability of Options and Stock Appreciation Rights

Except as otherwise permitted in Section 11B, options and stock appreciation rights shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder except in the case of holder's incapacity or disability when such options and stock appreciation rights may be exercised by the holder's duly appointed guardian or representative.

A holder, however, may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise, in the event of the death of the optionee, an option or stock appreciation right, subject to the provisions of the Plan. A holder may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any option or stock appreciation right, the Committee may determine to recognize only an exercise by the legal representative of the optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

11B. Permissible Transfers of Options

(a) Notwithstanding the provisions of Section 11A, and in addition to permissible transfers under that provision, options granted to persons at the level of Vice President and above, as well as directors of this corporation and persons retired from those positions, may be transferred to any one or more "Permitted Transferees," as long as those options are vested and are not incentive stock options as defined above.

(b) For purposes of Section 11B(b), the term "Permitted Transferees" shall mean the members of the group that consists exclusively of the individual to whom the option is granted, the spouse of the individual to whom the option is granted, the lineal descendants of the individuals to whom the option is granted, the spouses of the lineal descendents to whom the option is granted, the lineal descendants of any spouse or former spouse of the individual to whom the option is granted, the spouses of the lineal descendants of any spouse or former spouse of the individual to whom the option is granted, the estate (and any trust that serves a distributive function of an estate) of the Permitted Transferee, all trusts that an individual who is a Permitted Transferee can revoke and all trusts, corporations, partnerships, limited liability companies and other entities in which, directly or indirectly, but for the exercise of a power of appointment or the death of the survivor of the individual who are Permitted Transferees. Each owner of an equitable interest is an individual who is a Permitted Transferee.

Restricted Stock Awards to Company Employees

12. Granting of Awards

The Committee from time to time may determine whether any restricted stock awards shall be granted to other than an Outside Director either alone or in combination with the granting of options under the Plan. The Committee will in so granting establish the time, conditions and restrictions in connection with the issuance or transfer of a restricted stock award, including the restriction period which may differ with respect to each grantee.

13. Shares and Restrictions

Restricted stock awards will be made from shares of Company common stock otherwise available for stock option grants under the Plan. During the restriction period the grantee shall have a beneficial interest in the restricted stock and all rights and privileges of a stockholder with respect thereto, including the right to vote and receive dividends, subject to the restrictions imposed by the Committee at the time of grant.

The following restrictions will be imposed on shares of common stock issued as a restricted stock award until the expiration of the restricted period:

(a) The grantee shall not be entitled to delivery of the stock certificate which certificate shall be held in escrow by the secretary of the Committee;

(b) None of the stock issued as a restricted stock award may be transferred other than by will or by the laws of descent and distribution; and

(c) Stock issued as a restricted stock award shall be forfeited and the stock certificate shall be returned to the Company if the grantee terminates employment with the Company and its subsidiaries except for termination due to retirement after a specified age, disability, death or other special circumstances approved by the Committee.

Shares awarded as a restricted stock award will be issued subject to a restriction period set by the Committee of no less than two nor more than ten years. The Committee except for the restrictions specified in the preceding paragraphs shall have the discretion to remove any or all of the restrictions on a restricted stock award whenever it may determine that such action is appropriate. Upon the expiration of the restriction period with respect to any shares of a restricted stock award, a stock certificate will be delivered out of escrow, subject to satisfaction by the grantee of the applicable withholding tax requirements, without charge to the grantee.

Restricted Stock Awards to Outside Directors

14. Terms of Grant and Restrictions

On April 14, 1995, and each January 1 thereafter, 200 shares of restricted stock shall be granted to each Outside Director who following such date continues to serve as a director. Restricted stock awards will be made from shares of Company common stock otherwise available for stock option grants under the Plan.

The stock will be subject to a restriction period of three years from the date of grant. During that restricted period, subject to the restrictions set forth in the next paragraph, the grantee shall have a beneficial interest in the restricted stock and all rights and privileges of a stockholder with respect thereto, including the right to vote and receive dividends.

The following restrictions will be imposed on shares of common stock issued as a restricted stock award until the expiration of the restricted period:

(a) The grantee shall not be entitled to delivery of the stock certificate which certificate shall be held in escrow by the secretary of the Committee;

(b) None of the stock issued pursuant to a restricted stock award may be transferred other than by will or by the laws of descent and distribution; and

(c) Stock issued pursuant to a restricted stock award shall be forfeited and the stock certificate returned to the Company if the grantee ceases to serve as a director of the Company, except for termination due to death, disability, or retirement under the Directors' Retirement Plan.

Upon expiration of the restricted period with respect to any shares of a restricted stock award, a stock certificate will be delivered out of escrow, subject to satisfaction by the grantee of applicable tax withholding requirements, without charge to the grantee.

General Provisions

15. Amendment and Termination

The Plan may be terminated at any time by the Board of Directors except with respect to any restricted stock awards, options, or stock appreciation rights then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with any applicable laws or regulations, provided that no such amendment shall (i) increase the total number of shares which may be issued under the Plan, (ii) reduce the minimum purchase price or otherwise materially increase the benefits under the Plan, (iii) change the basis for valuing stock appreciation rights, (iv) impair any outstanding option, stock appreciation right or restricted stock award without the consent of the holder, (v) alter the class of employees eligible to receive options, stock appreciation rights or restricted stock awards, or (vi) amend any provision of the Plan insofar as it applies specifically to options and restricted stock granted or to be granted to Outside Directors, unless, in each case, such amendment is required in order to assure the Plan's continued compliance with applicable laws, including Rule 16b-3 under the Securities Exchange Act of 1934.

Plan provisions applicable to Outside Director option and restricted stock awards shall not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, Employee Retirement Income Security Act, or rules thereunder.

16. Regulatory Compliance

Notwithstanding any other provision of the Plan, the issuance or delivery of any shares of common stock may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares if such issuance or delivery shall constitute a violation of any provision of any law or regulation of any governmental authority or national securities exchange.

17. Miscellaneous

For purposes of this Plan:

(i) The term "subsidiary" means any corporation in which the Company owns, directly or indirectly, at least 35% of the total combined voting power of all classes of stock; except that for purposes of any option subject to the provisions of Section 425 of the Internal Revenue Code, as amended, the term "subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii) "Retirement" as used herein means retirement under any pension or retirement plan of the Company or of a subsidiary, or termination of employment with the Company or a subsidiary, by action of the employing company, because of disability.

CATERPILLAR INC.
LONG TERM INCENTIVE SUPPLEMENT
ARTICLE I - PURPOSE

The provisions of this Long Term Incentive Supplement (the "Supplement") shall supplement the provisions of the Caterpillar Inc. 1987 Stock Option Plan (the "Plan") and, unless otherwise expressly qualified by the context of the Supplement, the conditions contained in the Plan shall be applicable to the Supplement and terms used in the Supplement shall have the meanings defined in the Plan.

The purposes of the Supplement are to (i) strengthen the commonality of interest between management and Caterpillar Inc.'s stockholders, (ii) link effectively executive motivation and compensation with Caterpillar Inc.'s performance, (iii) provide incentives and rewards for key executives to accomplish Caterpillar Inc.'s goals and objectives over the long term, (iv) offer a comprehensive and competitive total compensation program, and (v) attract and retain executives of high caliber and ability.

ARTICLE II - DEFINITIONS

For purposes of the Supplement:

2.1 "AWARD" shall mean the sum of the cash amount and/or restricted stock awarded to a Participant following the conclusion of a Performance Period in which Performance Measures were met or exceeded.

2.2 "DISABILITY" shall mean the total and permanent disability of a Participant as defined by any Caterpillar Inc. long-term disability plan in effect for such Participant.

2.3 "PARTICIPANT" shall mean any employee of Caterpillar Inc. or any subsidiary of Caterpillar Inc. holding a position which the Committee has determined is eligible to participate in the Supplement.

2.4 "PERFORMANCE MEASURES" shall mean the criteria established by the Committee at the beginning of each Performance Period as the basis for making Awards.

2.5 "PERFORMANCE PERIOD" shall mean any period of time determined by the Committee for which the Performance Measures are established.

ARTICLE III - TERM OF PLAN

This Supplement shall be effective from the 1st day of January, 1993, and shall remain in effect until terminated by the Board of Directors of Caterpillar Inc.

ARTICLE IV - PAYMENT AND AMOUNT OF BENEFITS

4.1 Payment of Awards - Awards shall be paid in cash, shares of restricted stock, or a combination of cash and restricted stock as determined by the Committee in its sole discretion. A check for any cash Award or a certificate for shares of restricted stock awarded shall be delivered to each Participant not later than 90 days following the end of the relevant Performance Period. The number of Caterpillar Inc. shares of restricted stock awarded shall be determined by dividing the portion of the Award payable in restricted stock by the average of the high and low price of Caterpillar Inc. shares on the New York Stock Exchange on the last business day of the Performance Period for which payment is made. The terms of any such restricted stock shall be determined by the Committee in its sole discretion subject to the restrictions of Section 13 of the Plan. Federal, state and local taxes will be withheld as appropriate.

4.2 Amount of Award - Prior to the beginning of any Performance Period, the Committee in its sole discretion will determine the target award for each salary grade or position for all Participants. The Award amount will be calculated by multiplying such target award by the percentage of the Award payable based on attainment of the applicable Performance Measures.

4.3 Required Employment - An eligible Participant shall receive an Award under this Supplement for a Performance Period provided he is actively employed by Caterpillar Inc. on the last day of the Performance Period, except for a Participant whose employment terminates during a Performance Period by reason of death, disability, or retirement in which case a prorated Award shall be paid for the time during the Performance Period that he was actively employed. Participants who are employed on the last day of the Performance Period but were not Participants for the entire Performance Period shall receive an Award prorated for that part of the Performance Period for which they were Participants.

ARTICLE V - ADMINISTRATION

5.1 Authority - The Supplement shall be administered by the Committee which shall have full power and authority to administer and interpret the Supplement within its terms. The Committee's authority shall include, but not be limited to, (i) selecting participants, (ii) determining the timing, amounts and composition of Awards, (iii) setting the duration of Performance Periods, (iv) establishing performance goals for the Performance Periods, and (v) measuring such performance at the end of each Performance Period. All decisions made by the Committee shall be final and binding and shall be given the maximum deference provided by law.

5.2 Adjustments of Company Performance Measures - At any time during a Performance Period, the Committee may, in its discretion, increase or decrease previously set Performance Measures for such Performance Period to reflect changes in tax laws, regulations or rulings; changes in accounting principles or practices; mergers, acquisitions or divestitures; major technical innovations; or extraordinary, nonrecurring or unusual items.1

5.3 Suspension and Termination - The Committee and/or the Board of Directors of Caterpillar Inc. may suspend or terminate this Supplement at any time. In such event, all Performance Periods then in effect shall be deemed to have ended on the effective date of such suspension or termination, the applicable Performance Measures shall be appropriately prorated and modified to apply to the shortened Performance Periods, and Awards shall be appropriately prorated and based upon results accomplished over the time intervals from the start of each respective Performance Period through the effective date of suspension or termination.

5.4 Rules and Regulations - The Committee may adopt from time to time such rules and regulations as it reasonably deems appropriate to assist in administration of this Supplement.

ARTICLE VI - MISCELLANEOUS

6.1 Other Benefit Plans - No Award amount shall be taken into account under the Retirement Income Plan, the Employees' Investment Plan, the Insurance Benefits Plan, or any other employee benefit plan or payroll practice of Caterpillar Inc. or its subsidiaries.

6.2 Beneficiaries - If an Employee is deceased at the time any benefit is payable to him, the amount of such benefit shall be payable to the same person or persons and in the same proportionate amount as shall be payable to the beneficiary or beneficiaries for his basic life insurance under the applicable insurance plan of Caterpillar Inc. or its subsidiaries, or if no beneficiary is so designated, to the executor of his estate.

6.3 Employment Rights - Participation in the Supplement will not give any Participant the right to be retained in the service of Caterpillar Inc., or its subsidiaries, nor shall such participation provide any right or claim to any benefit under the Supplement unless such right or claim has specifically accrued under the terms of the Supplement.

6.4 Gender and Number - Where the context permits, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

6.5 Governing Law - The Supplement shall be construed in accordance with and governed by the laws of the State of Illinois.